Security Agreement
                               ------------------
                               (CHATTEL MORTGAGE)

      THIS AGREEMENT, made the 30th day of December, 2004 under the laws of the state of Florida;

      BETWEEN, RBE & SJC, INC., herein called the Debtor and Richard B. Erens, herein the Personal Guarantor, whose business address is: 6561 NW 18th Court, Plantation, Florida 33317 and Advanced Imaging Systems, LLC, herein called the Secured Party whose address is: 6689 NW 16th Terrace, Fort Lauderdale, Florida 33309

                                 WITNESSETH:

      To secure the payment of indebtedness in the amount of one hundred twenty thousand four hundred eighty six dollars and twenty-six cents ($120,486.26) with interest at ten (6%) percent, payable as follows:

      The said principal and interest shall be payable in twenty four (24) equal monthly installments of $5,364.63 commencing on the 1st day of February, 2005, and continuing on the 1st day of each successive month until the principal and interest are fully paid on or before January 1, 2007 as indicated on Exhibit "A" attached hereto and made a part hereof.

as evidenced by a promissory note (the "Note") of even date herewith, and also to secure any other indebtedness or liability of the Debtor to the Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all future advances or loans which may be made at the option of the Secured Party, (all hereinafter called the "obligations"), Debtor hereby grants and conveys to the Secured Party a continuing senior, first-position security interest in, and mortgages to the Secured Party,

      (a) all property, goods and chattels owned, vested or contingent, by the Debtor, which property the Debtor represents is used solely in the Debtor's business;

      (b) all property, goods and chattels of the same class acquired by the Debtor subsequent to the execution of this Security Agreement and prior to its termination;

      (c)   all proceeds thereof, if any;

      (d) all increases, substitutions, replacements, additions and accessions thereto;

      (e) all of the Debtor's accounts receivable and all increases, replacements, additions and accessions thereto;

      (f)   all of the Debtor's cash on hand;

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      (g)   all of the Debtor's intangible property, regardless of the source or nature of such property, together with all increases, substitutions, replacements, additions and accessions thereto;

      (h) all trademarks, intellectual property rights, tradenames, goodwill and all increases, substitutions, replacements, additions and accessions thereto; and

      (i) all unpaid obligations to the Debtor by third parties, together with all increases, substitutions, replacements, additions and accessions thereto;

      (hereinafter collectively called the "Collateral").

      DEBTOR WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

      To pay and perform all of the obligations secured by this agreement according to their terms.

      To defend the title to the Collateral against all persons and against all claims and demands, whatsoever, which Collateral, except for the security interest granted hereby, is lawfully owned by the Debtor and is now free and clear of any and all unsubordinated liens, security interests, claims, charges, or encumbrances and taxes and/or assessments.

      On demand of the Secured Party to do the following: furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Secured Party in the Collateral and pay all costs of filing in connection therewith.

      To retain possession of the Collateral during the existence of this Agreement and not to sell, convey, retitle, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of same other than in the normal course of its business without the prior written consent of the Secured Party.

      To keep the Collateral at the location specified in the schedule and not to remove same (except in the usual course of business for temporary periods) without the prior written consent of the Secured Party.

      To keep the Collateral free and clear of all subsequent liens, charges, encumbrances, taxes and assessments.

      To pay, when due, all taxes, assessments and license fees relating to the Collateral.

      To keep the Collateral, at Debtor's own cost and expense, in good repair and condition and available for inspection by the Secured Party at all reasonable times.

      To keep the Collateral fully insured against loss by fire, theft and other casualties, Debtor shall give immediate written notice to the Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers.

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      THE PESONAL GUARANTOR WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

      To pay and perform all of the Debtor's obligations secured by this agreement according to its terms in the event of any default as set out herein, by the Debtor which default shall continue for more than thirty (30) days.

                          THE PARTIES FURTHER AGREE

      Waiver of or acquiescence in any default by the Debtor, or failure of the Secured Party to insist upon strict performance by the Debtor of any warranties or agreements in this Security Agreement, shall not constitute a waiver of any subsequent or other default or failure.

      Notices to either party shall be in writing and shall be delivered personally or by mail addressed to the party at the address herein set forth or otherwise designated in writing.

      The Uniform Commercial Code as enacted and amended in Florida shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provision or this Agreement.

      The following shall constitute default by Debtor:

      Failure to pay the principal when due.
      Failure to pay the interest on the indebtedness when due.
      Failure by Debtor to comply with or perform any provision of this Agreement.
      False or misleading representations or warranties made or given by Debtor in connection with this Agreement.
      Subjection of the Collateral to levy of execution or other judicial process.
      Commencement of any insolvency proceeding by or against the Debtor.

      Any reduction, other than wear and tear in the normal course, in the value or quantity of the Collateral or any act of the Debtor which imperils the prospect of full performance or satisfaction of the Debtor's obligations herein.

      Upon any default of the Debtor and at the option of the Secured Party, the obligations secured by this Agreement shall immediately become due and payable in full without notice or demand and the Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds as are accorded by the applicable sections of the Uniform Commercial Code as enacted in Florida respecting "Default".

      Upon any default and upon demand, Debtor shall assemble the Collateral and make it available to the Secured Party at the place and at the time designated in the demand.

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      Upon any default, the Secured Party's reasonable attorneys' fees and the legal and other expenses for pursuing, searching for, receiving, taking, keeping, storing, advertising and selling the Collateral shall be chargeable to the Debtor.

      The Debtor shall remain liable for any deficiency resulting from a sale of the Collateral and shall pay any such deficiency forthwith on demand.

      If the Debtor shall default in the performance of any of the provisions of this Agreement on the Debtor's part to be preformed, the Secured Party may perform same for the Debtor's account and any monies expended in so doing shall be chargeable with interest to the Debtor and added to the indebtedness secured hereby.

      The Secured Party is hereby authorized to file appropriate Financing Statements.

      The terms, warrants and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns.

      The gender and number used in this Agreement are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

      This agreement may not be changed orally.

      This agreement was made and entered into in Broward County, Florida and shall operate under and be governed by the laws of the State of Florida. Venue in any dispute arising, directly or indirectly, from this Security Agreement shall be in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida.

      IN WITNESS WHEREOF, the Parties have respectively signed and sealed these presents the day and year first above written.

                                          AS TO DEBTOR:
                                          RBE & SJC, Inc., a Florida corporation
(SEAL)
                                          By: /s/ RICHARD B. ERENS
                                              ----------------------------------
                                              Richard B. Erens, President

                                          AS TO THE PERSONAL GUARANTOR

/s/ RENEE M. TOWNE                        /s/ RICHARD B. ERENS
----------------------------------        -------------------------------------
Witness, as to Personal Guarantor         Richard B. Erens, Individually as
                                          Personal Guarantor

/s/ MINTRANI SEERAM
----------------------------------
Witness, as to Personal Guarantor
                                          AS TO SECURED PARTY:

                                          ADVANCED IMAGING SYSTEMS, LLC, a
                                          Delware limited liability company

                                          BY: /s/ C. LEO SMITH
                                              ----------------------------------
                                              C. Leo Smith, CEO, Managing Member

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